Exhibit 10.5

                                 LEASE AMENDMENT

         THIS LEASE AMENDMENT AGREEMENT ("Agreement") is made on the 23rd day of February, 2004, by and between 2340 TOWNLINE ROAD CORPORATION, a New York corporation with offices at 3006 East Avenue, Rochester, New York 14610 ("Lessor"), TOTAL IDENTITY SYSTEMS CORP., a New York corporation with offices at 2340 Brighton-Henrietta Town Line Road, Rochester, New York 14623 ("Lessee"), and TOTAL IDENTITY CORP., a Florida corporation with offices at 11924 Forest Hill Blvd., Suite 22-204, Wellington, FL 33414 ("Guarantor")

                                    Recitals

         This Agreement is made in reference to the following which Lessor, Lessee and Guarantor acknowledge are true and correct:

         a. Lessor and Lessee are parties to a Lease dated as of October , 2003 (the "Lease"). A copy of the Lease is annexed hereto as Exhibit "A."

         b. Pursuant to Lease, Lessee has leased from Lessor real property commonly known as 2340 Brighton-Henrietta Townline Road, Brighton, Monroe County, New York (the "Demised Premises").

         c.       The initial term of the Lease expires on October 31, 2013.

         d. Guarantor has guaranteed the payment and performance of the obligations of Lessee under the Lease.

         e. Lessor and Lessee wish to amend the Lease as hereinafter set forth.

         f. Guarantor is signing this Agreement to signify its consent to such Amendment and its agreement to continue to be bound to the terms of its guaranty of the Lease as amended hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, and intending to be legally bound hereby, Lessor, Lessee and Guarantor hereby covenant and agree as follows:




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

         1. Defined Terms. Unless otherwise expressly defined in this Agreement, all capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Lease.

         2. Amendment to Section 1 of Lease. Section 1 of the Lease is hereby amended by providing that the term of the Lease shall terminate on October 31, 2013. The second paragraph of Section 1, which grants Lessee an option to renew for an additional term of five (5) years, is deleted.

         3. Amendment to Sections 39 and 40 of Lease. Sections 39 and 40 of the Lease are hereby deleted in their entirety and are replaced by the following new
Section 39:

         39. Option to Purchase

         Provided that this Lease shall be in full force and effect and that Lessee shall not be in default hereunder beyond any applicable notice and grace periods, Lessee shall have the option to purchase the Demised Premises on the following terms and conditions:

         a. If this option is not duly and timely exercised as provided for herein, it shall cease, determine and expire and be of no further force or effect.

         b. This option shall be exercised exclusively by Lessee giving written notice thereof to Lessor, by certified mail, return receipt requested, between October 1, 2008 and October 31, 2013. A notice given prior to October 1, 2008 or after October 31, 2013, shall not be deemed to be a valid exercise of the option.



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                  c. If the option is validly exercised,  the purchase price for the Demised Premises shall be the fair market value of the Demised Premises as of the date on which the option is exercised. The fair market value shall be determined by three independent real estate appraisers, at least two of whom shall be members in good standing of the Appraisal Institute, to be engaged and paid for by Lessee. If the three appraisers are unable to agree as to the fair market value, the purchaser price shall be the average of the determinations of the three appraisers.

                  d. The purchase price shall be paid in full at closing, in immediately available US funds. Payment of the purchase price is guaranteed by the Guarantor.

                  e. Closing and transfer of title shall take place within fifteen (15) days of the determination of the purchaser price as set forth above.

                  f. Upon the exercise of the option, Lessor agrees to furnish and deliver to Lessee's attorney, at least ten (10) days prior to closing, fully guaranteed tax, title and U.S. District Court Searches dated and redated subsequent hereto. Lessor will pay for continuation of said searches to and including the date of transfer of title.

                  g. At closing, Lessor shall tender to Lessee a bargain and sale deed with lien covenant conveying a marketable title in fee simple to the Demised Premises free and clear of all liens and encumbrances, subject to the following:

                  (i) Any state of facts an accurate survey and inspection of the premises would disclose.

                  (ii) Rights of Lessee and any other parties in possession of the Demised Premises.

                  (iii)    Covenants, easements and restrictions of record.

                  (iv) The reservations and right of reverter set forth in a deed to Lessor recorded in the Monroe County Clerk's Office in Liber 8996 of Deeds, page 532.

                  h. Lessor will pay the transfer tax and for filing the TP-584 form. Lessee shall pay to record the deed, the filing fee for the equalization form, and for all other costs and expenses related to the transfer of title to Lessee.

                  i. Subsequent to the date of the exercise of the option and until the closing and transfer of title to Lessee, Lessee shall continue to abide by all the terms of the Lease including, without limitation, the payment of Rent, Additional Rent and all other sums required to be paid hereunder. Rent shall be pro-rated to the date of transfer of title.



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                  j. Should Lessee  exercise this option and then fail to close,
                  Lessee shall

                  immediately vacate the Demised Premises, failing which Lessor may commence summary proceedings for eviction against Lessee. Lessee shall remain liable for Rent and other damages as provided for in this Lease and for Lessor's reasonable attorney's fees incurred in enforcing this section. Lessor may also pursue any other rights and remedies as Lessor may have against Lessee for failure to close.

                  k. The exercise of this option by Lessee shall be deemed to be a waiver by Lessee of any objections based upon the condition of the Demised Premises. Lessee agrees to accept the Demised Premises in its then "AS IS" condition.

         4. Superceding Effect; Other Terms the Same. The provisions of this Agreement shall supercede and prevail over any inconsistent provisions of the Lease. However, all terms and provisions of the Lease which are not inconsistent herewith, shall remain the same.

         5. Guaranty. For the purpose of continuing its guaranty of the Lease as modified and amended herein, Guarantor has separately signed this Agreement where indicated below.

         6. Further Modification or Amendment. The Lease, as modified by this Agreement, may not be further modified or amended except by a written agreement signed by both Lessor and Lessee.

         7. Effective Date. This Agreement shall be effective when it is signed by Lessor, Lessee and Guarantor.



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         FOR PURPOSES OF BINDING THEMSELVES TO THE FORGING,  Lessor,  Lessee and
Guarantor have signed this Agreement as of the date and year first set forth above.

LESSOR:                         2340 TOWNLINE ROAD CORPORATION

                                By: /s/ Robert David
                                    ----------------------------------
                                    name: Robert David
                                    title: President


LESSEE:                         TOTAL IDENTITY SYSTEMS CORP.

                                By: /s/ Philip C. Mistretta
                                    ----------------------------------
                                    name: Philip C. Mistretta
                                    title: President


GUARANTOR:                      TOTAL INDENTITY CORP.

                                By: /s/ Philip C. Mistretta
                                    ----------------------------------
                                    name: Philip C. Mistretta
                                    title: Chairman of the Board



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